Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Elys Game Technology, Corp.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 12, 2021, relating to the consolidated financial statements of Elys Game Technology, Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO AG

/s/ Christoph Tschumi	/s/ Marc Furlato
Christoph Tschumi	ppa. Marc Furlato

Zurich, Switzerland, June 4, 2021